Exhibit 99 (a)(4)
CERTIFICATE
     The undersigned hereby certifies that she is the Assistant Secretary of Morgan Stanley FX Series Funds (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on April 25, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on June 13, 2008 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 12th day of June, 2008

/s/ Joanne Doldo
Joanne Doldo
Assistant Secretary

AMENDMENT

Dated:	June 12, 2008
To be Effective:	June 13, 2008
TO
MORGAN STANLEY FX SERIES FUNDS
DECLARATION OF TRUST
DATED
January 31, 2007

AMENDMENT TO THE DECLARATION OF TRUST OF
MORGAN STANLEY FX SERIES FUNDS
     WHEREAS, Morgan Stanley FX Series Funds (the “Trust”) was established by the Declaration of Trust dated January 31, 2007, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;
     WHEREAS, Section 6.1 of the Declaration provides that the Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to divide or combine the Shares of any Series or Classes into a greater or lesser number without thereby changing the proportionate beneficial interests in that Series or Class;
     WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and
     WHEREAS, on April 25, 2008, the Trustees approved, on behalf of the FX Alpha Strategy Portfolio and the FX Alpha Plus Strategy Portfolio (the “Funds”), a 1:3 reverse share split for each of the Funds.
     NOW, THEREFORE:
     1. Section 6.1 of the Declaration is hereby amended to change the par value of each Share from “$0.01 per Share” to “$0.03 per Share.”
     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 12th day of June 2008.
[signed in counterpart]

/s/ Frank L. Bowman	/s/ Michael Bozic

Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson

Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns

James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust individually Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754, 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent

Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid

W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)
     On this 12th day of June 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Indira Alli
Notary Public

Indira Alli
NOTARY PUBLIC, State of New York
No. 01AL6122206
Qualified in Queens County
Commission Expires February 7, 2009